Exhibit 99.1

400 S. El Camino Real Suite 1100 San Mateo, CA 94402 650 - 343 - 9300 SRTREIT.com SHAREHOLDER NEWSLETTER November 14, 2014 Important Dates Prior 10Q Filing November 14 Next 10K Filing March 31 2015 Next Shareholder Newsletter November 14 Next Shareholder Call November 21* Last Distribution Payment October 31 Next Distribution Payment January 30 2015** * See website for details * * If declared by Board LEASING ACTIVITY Leasing activity at the Company’s shopping centers remains steady through the end of the third quarter. New lease pace picks up ▪ Year to date 11 new leases signed for 31,886 square feet with over half of this completed in the third quarter alone. ▪ Signed leases pending move - in up to 22,372 square feet up from 14,300 square feet last quarter. Rents on renewal increase 4.6% in third quarter ▪ Year to date we have renewed 24 leases for 77,482 square feet. ▪ Rents on renewed leases in the third quarter were up 4.6% from the expiring leases. This is following a 3.6% growth in renewal rents in the second quarter. During the first quarter of 2014, renewals were up less than 1%. Move - ins slightly ahead of move outs  Net occupancy gain for the last two quarters is 7,477 square feet.  Year to date move - ins total 15 leases for 37,893 square feet.  Year to date move - outs total 12 tenants for 34,998 square feet (40% of this was Fresh & Easy at Topaz ).  Pending move - ins at 22,372 square feet. HIGHLIGHTS » LEASING ACTIVITY » FINANCIAL POSITION AND LIQUIDITY CONTINUE TO IMPROVE » PROPERTY OPERATIONS CONTINUE TO IMPROVE » SRT’S INVESTMENT OBJECTIVES REMAIN UNCHANGED

400 S. El Camino Real Suite 1100 San Mateo, CA 94402 650 - 343 - 9300 SRTREIT.com SHAREHOLDER NEWSLETTER November 14, 2014 Financial Position and Liquidity Continues to Improve ▪ Unrestricted cash at September 30, 2014 was $3,261,000 up 2.3 times from $1,390,000 a year ago. ▪ Accounts payable and accrued expenses at September 30, 2014 are down 23% to $2,332,100 from $3,015,000 last year. ▪ Total cash, including restricted cash reserves, is up 61% to $9,389,000 from $5,830,000 at September 30, 2013. SRT recently closed on a new $30,000,000 line of credit with KeyBank. The new line replaces the former line which matured at the end of July. The new line should provide interest rate savings for the Company and increase its financial flexibility. The new line of credit has a sliding scale for interest costs related to the Company's overall leverage or debt to assets ratio. The rate will be between Libor plus 250 basis points to Libor plus 350 basis points. Today based on Libor rates (one month Libor is .16%) and the Company’s leverage, the interest cost on the line is 3.16%. The expired line of credit had an interest rate of 5.5%. Proceeds from the line were used to retire the old debt to Key of $4.4 million and to repay both the first and second loans on Constitution Trail. The Constitution Trail debt totaled approximately $15.5 million and carried a blended interest of 9.28%. SRT will see a substantial savings in interest costs related to this refinancing. The initial collateral base for the line consists of Aurora Commons, San Jacinto Esplanade and Constitution trail. The Company has the right to substitute collateral which will aid the Company in the active management of our portfolio.

STRATEGIC REALTY TRUST

400 S. El Camino Real
Suite 1100
San Mateo, CA 94402
650-343-9300
SRTREIT.com

SHAREHOLDER NEWSLETTER

November 14, 2014

Property Operations Continue to Show Signs of Improvement

- Property net operating income is up 7.5% for the first nine months of 2014 as compared to last year.
- Billed and uncollected tenant receivables at September 30, 2014 were down 53% to $481,702 from $1,015,384 at September 30, 2013.
- Property management fees and administrative costs year to date are down 19% from the same period last year.

We are pleased to report that this summer we were able to complete a number of maintenance projects needed in our shopping centers. We completed significant parking lot repairs and upgrades at Constitution Trail in Normal, IL, Florissant Shopping Center, in St. Louis and at Morningside, San Jacinto Esplanade and Topaz Marketplace in Southern California. We also painted our Summit Point Center in the Atlanta area, along with Florissant and our Osceola Village Center in Kissimmee, FL.

During the first nine months of this year we were able to spend $467,000 more than last year on upgrading and repairs to our shopping centers while we lowered total property operating expenses by $185,000. We accomplished that by reducing bad debt expense by $647,000 for the first nine months of 2014 over 2013.

We were also able to recover $766,000 from the Fresh & Easy bankruptcy for their termination of their lease at Topaz Marketplace in Hesperia, CA.

Forward Looking Statements

This newsletter contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are identified by the use of the words "hope," "could," "believe," "expect," "anticipate," "estimate," "will," "contemplate," "would" and similar expressions that contemplate future events. Such forward-looking statements are based on management's reasonable current assumptions and expectations. Numerous important factors, risks and uncertainties, including, but not limited to, those contained in our documents and reports filed with the Securities and Exchange Commission (the "SEC"), affect our operating results and could cause our actual results, levels of activity, performance or achievement to differ materially from the results expressed or implied by these or any other forward-looking statements made by us or on our behalf. There can be no assurance that future results will meet expectations. In particular, there is no assurance that (i) we will enter into a joint venture with an institutional partner (ii) that we will achieve higher cash flows that could lead to higher distributions or a reopening of the redemption program. You should carefully review the cautionary statements described in the documents and reports we file from time to time with the SEC, specifically our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this letter, which reflect management's opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.


Schnucks

Publix

Walmart

400 S. El Camino Real Suite 1100 San Mateo, CA 94402 650 - 343 - 9300 SRTREIT.com SHAREHOLDER NEWSLETTER November 14, 2014 SRT’s Investment Objectives Remain Unchanged Original Investment Objective ▪ Preserve, protect, and return stockholders’ capital contributions; ▪ Pay predictable and sustainable distributions to stockholders; and ▪ Realize capital appreciation upon the ultimate sale of the investments we acquire. Continue to focus on retail properties primarily in the Western States. Continue with the original liquidity event strategy, which could be: ▪ A listing of the Company’s shares on a national stock exchange. ▪ A sale of all of our assets in a portfolio transaction or a series of portfolio transactions and a liquidating cash distribution to all shareholders. ▪ A merger with another company where shareholders receive either cash or stock or a combination. We are excited about the future of Strategic Realty Trust. With the Board of Directors, we are working diligently to grow the Company, its share value and its distributions . Our Specific Goals are to: Raise equity from institutional investors and partners in order to: ▪ Open the death and disability redemption program. ▪ Have some type of general liquidity program of redemption. ▪ Continue to grow the Company and its distribution. Actively manage the portfolio and recycle capital by selling stabilized assets and investing in new assets with more profit potential in order to: ▪ Increase distributions. ▪ Grow Net Asset Values. ▪ Position the Company for a public listing or other liquidity event in 2 - 3 years. ▪ All consistent with the original objectives.